As filed with the Securities and Exchange Commission on April 29, 2011 Registration No. 33-55972
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________________
Universal American Corp.
(Exact name of registrant as specified in its charter)
______________________________
New York	11-2580136
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
6 International Drive, Suite 190 Rye Brook, NY 10573
(Address, including zip code, of principal executive offices)
______________________________
UNIVERSAL AMERICAN FINANCIAL CORP. 401(K) SAVINGS PLAN
(Full title of the plan)
______________________________
Richard A. Barasch Universal American Corp. 6 International Drive, Suite 190 Rye Brook, NY 10573 (914) 934-5200
(Name, address and telephone number, including area code, of agent for service)
______________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

 Large accelerated filer
☑ Accelerated filer
 Non-accelerated filer (Do not check if a smaller reporting company)
 Smaller reporting company

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 1 relates to the registration statement on Form S-8 (Registration No. 33-55972) previously filed by Universal American Corp. (“UAM”) on December 15, 1992 with the Securities and Exchange Commission (the “Registration Statement”), pertaining to the registration of shares  of UAM common stock, par value $0.01 per share (the “Shares”).

Pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated as of December 30, 2010 among CVS Caremark Corporation (“CVS Caremark”), Ulysses Merger Sub, L.L.C. (“Merger Sub”), a wholly owned subsidiary of CVS Caremark, and UAM, as amended on March 30, 2011, Merger Sub will be merged with and into UAM after the conditions set forth in the Merger Agreement are satisfied or waived in accordance with the terms of the Merger Agreement.

Accordingly, UAM has terminated all offerings of its securities pursuant to its existing registration statements, including the Registration Statement.  In accordance with an undertaking made by UAM in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement that remain unsold at the termination of the offering, UAM hereby removes from registration all Shares registered under the Registration Statement that remain unsold as of the date of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye Brook, State of New York, on the 29th day of April, 2011.

UNIVERSAL AMERICAN CORP.

By:	/s/ Richard A. Barasch
	Name:	Richard A. Barasch
	Title:	Chairman of the Board, President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard A. Barasch	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)	April 29, 2011
Richard A. Barasch

/s/ Robert A. Waegelein	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 29, 2011
Robert A. Waegelein

/s/ Barry W. Averill	Director	April 29, 2011
Barry W. Averill

/s/ Sally W. Crawford	Director	April 29, 2011
Sally W. Crawford

/s/ Matthew W. Etheridge	Director	April 29, 2011
Matthew W. Etheridge

/s/ Mark K. Gormley	Director	April 29, 2011
Mark K. Gormley

/s/ Mark M. Harmeling	Director	April 29, 2011
Mark M. Harmeling

/s/ Linda H. Lamel	Director	April 29, 2011
Linda H. Lamel

/s/ Patrick J. McLaughlin	Director	April 29, 2011
Patrick J. McLaughlin

/s/ Thomas A. Scully	Director	April 29, 2011
Thomas A. Scully

/s/ Robert A. Spass	Director	April 29, 2011
Robert A. Spass

/s/ Christopher E. Wolfe	Director	April 29, 2011
Christopher E. Wolfe

/s/ Robert F. Wright	Director	April 29, 2011
Robert F. Wright